UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)
1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of “Jeremy” Xiaoming Yin, Ph.D., as  President of Hoku Corporation

On February 28, 2011, Hoku Corporation (the “Company”) announced the appointment of “Jeremy” Xiaoming Yin, Ph.D., as the President of the Company, effective immediately.  Dr. Yin will report to Mr. Scott Paul, who continues to serve as the Chief Executive Officer of the Company following the appointment.

Dr. Yin, age 48, has served as the founder and managing director of SinoTransPacific Ventures, a cross-border private equity investment advisory firm headquartered in Los Angeles that focuses on clean technologies. From 2000 to 2007, Dr. Yin was a founding member and Vice President at LightCross, Inc., a California-based manufacturer of optical networking and switching components, which was merged with Arroyo Optics in 2005 to form Kotura, Inc. Subsequent to the acquisition of LightCross, Dr. Yin served in a variety of executive roles at Kotura, Inc. From 1996 to 2000, Dr. Yin served as the program manager and technical staff at the IBM, Siemens, Toshiba Development Alliance in East Fishkill, New York.  Dr. Yin holds a bachelor's degree from the University of Science and Technology of China, an M.B.A. from UCLA Anderson School of Management, and a Ph.D. in semiconductor physics from the City University of New York.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

Exhibit Number	Description

Exhibit 99.1	Press Release, dated February 28, 2011, entitled “Hoku Corporation Reports Management Team Expansion”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 28, 2011

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release, dated February 28, 2011, entitled “Hoku Corporation Reports Management Team Expansion”

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